ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of January 3, 2005 by and between Unionway Int'l, LLC, a California Limited Liability Company with a business address at P.O.Box 3511, Palos Verdes, California 90274 ("Seller") and Network Dynamics, Inc, a California Corporation with a business address at 12121 Wilshire Blvd, Suite 305, LA CA 90025 ("Buyer").

RECITALS

A. Seller is engaged in the business of software application development. Among Sellers business activities, Seller has developed and owns all the rights to an anti-spam/ anti-spyware software application called "Cyber-Defender" (the "Business") in the State of California with a business location at P.O. Box 3511, Palos Verdes, California 90274.

B. Buyer desires to purchase from Seller substantially all of the assets of Seller related to the Business, tangible personal property, inventory, and other assets of the Business listed in this Agreement.

C. Subject to the terms and conditions contained in this Agreement, Seller desires to sell to Buyer, and Buyer agrees to purchase from Seller, the assets listed in this Agreement of Seller related to the Business.

NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, at Closing (as defined below), all of Seller's right, title, and interest in and to all of the assets used by Seller in connection with the Business (the " Purchased Assets"), including, without limitation, the following:

(a) All right title and interest in the following internet domain names: cyberdefender.com, cyber-defender.com and phishingkiller.com.
(b) All right title and interest in the Cyber-Defender software application including all source and binary code of client software, alert server software, and AppHunter expert system software (the "Software Assets").
(c) All right title and interest in the data files submitted by Cyber-Defender users since February 2003 and analyzed by Cyber-Defender software. Such data files include without limitation more

than 20,000 threat files, more than 3,500 active virus files, and more than 2,000 active spyware / adware files.
(d) The provisional patent application of "System, method and computer program product for automatically discovering and blocking mass-spreading computer viruses" based on Cyber-Defender.
(e) all of Seller's rights, title and interest in and to the copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, trade names, trademarks, service marks, domain names, URL's, product information and data, know-how and development work-in-progress, customer lists, software, business and marketing plans and other intellectual or intangible property embodied in or pertaining to the Software Assets, whether pending, applied for or issued, whether filed in the United States or in other countries;
(f) all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are owned and used by Seller in the conduct of the Business or developed by Seller exclusively for use in the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Business;
any and all design and code documentation, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind used in or derived from the Purchased Assets (collectively with subsections (a) through (g), the "Intellectual Property");
(g) All of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under warranties, if any;
(h) all rights in connection with the Business under the contracts, agreements, licenses, commitments, sales and purchase orders and other instruments, if any;
(i) all raw materials, work-in-process, finished goods, supplies and other inventories of the Business (the "Inventories"), if any;
(j) all accounts receivable, notes receivable and other receivables arising from the Business, if any;
(k) all books, records files and papers, whether in hard copy or electronic format, used in the Business, including without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present, former and prospective suppliers or customers, and any information relating to Taxes imposed on the Business or Purchased Assets, if any.

1.2 Excluded Assets. Buyer agrees that notwithstanding any provision of Section 2.1 the assets of Seller which are not expressly covered by Section 1.1 shall be excluded from the Purchased Assets (the "Excluded Assets").

1.3 Permitted Liens. Seller shall convey title to the Purchased Assets to Buyer free and clear of all liens, security interests, and encumbrances of any kind or nature.

1.4 Risk of Loss. Seller assumes all risk of loss or damage to the Assets prior to the Closing. In the event there is any material loss or damage to all or any portion of the Assets prior to the Closing, Buyer may either terminate this Agreement pursuant to Article 12, or negotiate with Seller for a proportionate reduction in the Purchase Price to reflect the loss or damage. Buyer shall notify Seller in writing of its election to terminate this Agreement within ten (10) days from the date of Seller's written notice to Buyer of the material loss or damage. Failure of Buyer to notify Seller of its election to terminate within said ten (10)day period shall be conclusively deemed as the election not to terminate this Agreement and this purchase and sale shall close without any abatement or reduction. For the purposes of this provision, the term "material loss or damage" shall mean any loss or damage to the Assets with an aggregate cost of one thousand Dollars ($1000.00).

ARTICLE 2

ASSUMPTION OF LIABILITIES

2.1 Assumption of Liabilities. Buyer shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Assets, including, without limitation, any employment, business, sales, or use tax relating to Seller's operation of the Business and use and ownership of the Assets prior to the Closing. Notwithstanding the immediately preceding provision, Buyer shall assume all the obligations, commitments, or liabilities of Seller arising from or in connection with the Purchased Assets that accrue from and after Closing.

ARTICLE 3

PURCHASE PRICE

3.1 Purchase Price. The purchase price to be paid by Buyer to Seller for the Assets (the "Purchase Price") shall be two hundred thousand Dollars ($200,000.00).

3.2 Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller at Closing in the following manner:
(a) Buyer shall pay to Seller eight thousand three hundred and thirty three dollars and forty one cents ($8,333.41) at Closing;
(b) Buyer shall execute and deliver to Seller a promissory note secured by the Purchased Assets and in form and substance substantially as Exhibit "E" for the balance of the Purchase Price in favor of Seller. Buyer shall pay the Seller the balance of the Purchase Price in monthly installments of eight thousand three hundred and thirty three dollars and forty-one cents ($8,333.41) per month for twenty-three (23) consecutive months. Each monthly payment is due on the first day of the month. The promissory note shall provide for late charges at the rate of 7% of the amount due, and Buyer shall grant Seller a security interest in the Purchased Assets to secure Buyer's performance under the promissory note.
(c) There shall be no interest on the balance of the Purchase Price.

3.3 Incentive Stock Options. In addition to the Purchase Price, the Buyer shall employ Mr. Bing Liu on the terms and conditions contained in the Employment Agreement attached hereto as Exhibit "D." (the "Employment Agreement"). The Employment Agreement contains an Incentive Stock Option to purchase 200,000 shares of Network Dynamics, Inc. common stock. The option shall vest monthly over a period of twenty-four (24) months after Closing at the rate of 8334 shares per month until 200,000 shares are vested. Such Incentive Stock Option shall be offered on the terms and conditions set forth in the Incentive Stock Option Agreement attached to the Employment Agreement as Exhibit "A."

3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with the provisions contained in 26 C.F.R. § 1.1060-1T (d). The parties agree to be bound by this allocation and to report these items for federal income tax purposes as allocated. The parties agree to execute and deliver Internal Revenue Service Form 8594 reflecting this allocation.

3.5 Effect of Allocation. The parties agree to abide by the allocation of the Purchase Price specified in this Agreement, and agree to report the transaction as so allocated for income tax purposes.

ARTICLE 4

CLOSING

4.1 Time and Place of Closing. The closing for the purchase and sale of the Assets (the "Closing") shall be held at 12121 Wilshire Blvd, Suite 305, LA CA 90025 on January 3, 2005, or at such other time and place as the parties may mutually agree in writing (the "Closing Date"). At Closing, Seller shall transfer and convey title to the Purchased Assets to Buyer as provided in this Agreement.

4.2 Seller's Closing Obligations. At the Closing, Seller shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) A duly executed bill of sale and Assignment (the "Bill of Sale"), in substantially the form attached as Exhibit "A" and incorporated by reference, conveying all of Seller's right, title, and interest in, including all intellectual property rights, and to the listed property to Buyer.

(b) All other deeds, bills of sale, warranty deeds, assignments, endorsements, licenses, and other good and sufficient instruments and documents of conveyance and transfer as shall be reasonably necessary and effective to transfer, convey, and assign to Buyer at the Closing all of Seller's right, title, and interest in and to the Purchased Assets, free and clear of any liens or encumbrances, as required by the terms of this Agreement.

(c) Members resolution authorizing sale of Purchased Assets contemplated herein.

(d) All of the deliverables listed in the attached Schedule 3 ("Deliverables") to this Agreement.

4.3 Buyer's Closing Obligations. At the Closing, Buyer shall execute, acknowledge, and deliver, as appropriate, each of the following items:

(a) Payment of eight thousand three hundred and thirty three dollars and forty-one cents ($8,333.41) in cash or check or by otherwise immediately available funds.

(b) Duly executed promissory note in form and substance substantially the same as set forth in Exhibit E.

(c) Duly executed UCC-1 financing statement encumbering the Purchased Assets securing the Promissory Note;

(d) Duly executed Incentive Stock Option Agreement, with a copy of duly approved and adopted Incentive Stock Option Plan of Buyer.

(e) The Employment Agreement described in Section 3.3 executed by Buyer

(f) All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

5.1 Seller's Representations and Warranties. Seller makes the following representations and warranties to Buyer, each of which is true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date:

(a) Seller is a Limited Liability Company, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

(b) Seller has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

(c) The execution and delivery of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Seller is a party, or any law, judgment, or order of which Seller is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Purchased Assets.

(d) There are no actions, suits, proceedings, or claims now pending, or, to Seller's knowledge, threatened against Seller or the Assets that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Purchased Assets.

(e) Seller has, and will have at Closing, good and marketable title to the Purchased Assets free and clear of all liens, charges, and encumbrances.

5.2 Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, and other information provided by Seller to Buyer shall be true and correct on and as of the Closing Date as though made on that date.

5.3 Intellectual Property.

(a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the continued conduct by Buyer after the Closing Date of the Business and the incorporation of any Intellectual Property in

any product of Buyer or an Affiliate of Buyer) will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or in any material way impair the right of Buyer or any of its Affiliates to use, sell, license or dispose of, or to bring any action for the infringement of, any Intellectual Property or portion thereof;

(b) Neither the development, manufacture, marketing, license, sale or use of any product or intellectual property currently licensed, used or sold by Seller in the Business or currently under development in the Business violates or will violate any license or agreement to which Seller is a party or infringes or, to Seller's knowledge, will infringe any copyright, patent, trademark, service mark, trade secret or other intellectual property or other proprietary right of any other party. All registered Intellectual Property (including without limitation trademarks, domain names, service marks, patents and copyrights) are valid and subsisting.
There is no pending or threatened claim against the Seller or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Purchased Assets (including without limitation the Intellectual Property) necessary or required for, or used in, the conduct of the Business nor, to Seller's knowledge, is there any basis for any such claim, nor has Seller received any notice asserting that any such Purchased Asset (including without limitation the Intellectual Property) or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to Seller's knowledge, is there any basis for any such assertion. To Seller's knowledge, there is no material unauthorized use, infringement or misappropriation on the part of any third party of the Purchased Assets (including without limitation the Intellectual Property);

(c) Schedule 4 contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by Seller or Seller Sub to perfect or protect its interest in the Purchased Assets, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and copyright or mask work registrations.

(d) Seller has taken reasonable steps (including, without limitation, entering into confidentiality and non-disclosure with all officers and employees of and consultants with access to or knowledge of the Purchased Assets (including without limitation the Intellectual Property) to maintain the secrecy and confidentiality of the Purchased Assets (including without limitation the Intellectual Property).

(e) All fees to maintain Seller's rights in the Intellectual Property, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Intellectual Property due and payable on or before the Closing Date, have been paid by Seller or Seller Sub or will be paid by Seller within a reasonable period after the Closing.

5.4 Customer Agreements.

(a) The Seller Disclosure Schedule contains a list (including names, addresses, contact names and telephone numbers), which is complete in all material respects, of all agreements or other

arrangements pursuant to which Seller is obligated to supply products, perform services or otherwise engage in the conduct of the Business (such agreements, as supplemented below, are referred to collectively as the "Customer Agreements"). Seller has provided a true and complete copy of all Customer Agreements to Buyer. All such Customer Agreements are in full force and effect and are valid and effective in accordance with their respective terms against Seller against the other party thereto. Seller holds right, title and interest to the benefits afforded it under the terms of each Customer Agreement free of all Liens, other than Liens imposed or arising under the Assumed Liabilities. Neither Seller nor Seller Sub is in default under any such Customer Agreements (or has caused an event which with notice or lapse of time, or both, would constitute a default), nor, to Seller's knowledge, is the other party thereto in default (or has caused an event which with notice or lapse of time, or both, would constitute a default) under any such Customer Agreements.

(b) Seller has not entered into any agreement under which Seller is restricted from selling, licensing or otherwise distributing any products or services of the Business to any class of customers, in any geographic area, during any period of time or in any segment of the market.

(c) After the Closing, Buyer will not be prevented by any act of Seller from changing prices charged in any future agreement to existing or future customers of any products or services.

(d) Neither Seller has granted any third party the right to supply any products or services of the Business to any other third party. No agreement for supply of the products or services of the Business by Seller obligates Seller, and no agreement would obligate Buyer after the Closing Date, to provide any change in specification of such products or services or to provide new products or services. No agreement pursuant to which Seller or Seller Sub has licensed to a third party the use of any products of the Business obligates Seller or Seller Sub to provide any change in specification in the performance of such products or to provide new products or services.

5.5 Warranties and Indemnities. The Seller Disclosure Schedule in Exhibit "F" sets forth a summary of all contractual warranties and indemnities, express or implied, relating to products sold or services rendered by Seller in connection with the Business, and no contractual warranty or indemnity in connection with the Business has been given by Seller which is not listed on the Seller Disclosure Schedule or which differs therefrom in any respect. Seller is in compliance, in all material respects, with all warranties described in the Seller Disclosure Schedule. The Seller Disclosure Schedule, in all material respects, also indicates all warranty and indemnity claims currently pending against Seller in connection with the Business. Seller has expressly disclaimed in all agreements with third parties all implied warranties of merchantability and fitness for a particular purpose with respect to all of the Purchased Assets, except as expressly set forth in the Seller Disclosure Schedule.

5.6 Inventories. All of the Inventories included in the Purchased Assets are and are expected by Seller to be items of a quality usable or salable in the ordinary and usual course of business. The value at which the Inventories are carried on Sellers 2004 Balance Sheet reflects an inventory valuation policy of Seller which is consistent with industry practice and which is in accordance with GAAP, consistently applied.

5.7 Licenses and Permits. Seller holds all consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the Business, including, but not limited to, all such laws, ordinances, governmental rules or regulations relating to registration of the products of the Business (at their current level of development and use). The Business is in material compliance with all federal, state, local and foreign laws, ordinances, governmental rules and regulations relating to the products manufactured by the Business or otherwise related to the Business and Seller has no reason to believe that any consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it has received or made to operate the Business are invalid or have been or are being suspended, canceled, revoked or questioned. There is no investigation or inquiry to which Seller is a party or, to Seller's knowledge, pending or threatened, relating to the Business and its compliance with applicable foreign, state, local or foreign laws, ordinances, governmental rules or regulations. Each such consent, approval, registration, certification, authorization, permit or license is transferable and shall be transferred to Buyer in accordance with the terms of this Agreement.

5.8 Product Liability. There are no claims, actions, suits, inquiries, proceedings or investigations pending by or against Seller relating to any products of the Business and containing allegations that such products are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

5.9 Litigation; Other Claims.

(a) There are no claims, actions, suits, inquiries, proceedings, or investigations against Seller, or any of their respective officers, managers or members, relating to the Business, the Purchased Assets which are currently pending or threatened against the
Business, at law or in equity or before or by any Governmental Entity, or which challenges or seeks to prevent, enjoin, alter or materially delay any of transactions contemplated hereby, nor is Seller aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations; and no Governmental Entity has at any time challenged or questioned the legal right of Seller or Seller Sub to manufacture, offer or sell any of its products or services in the present manner or style thereof.

(b) There are no grievance or arbitration proceedings pending or threatened, and there are no actual or threatened strikes or work stoppages with respect to the Business or the Purchased Assets, nor is Seller aware of any basis for such proceedings or events.

5.10 Defaults. Seller is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or any Governmental Entity which could reasonably be expected to have a Material Adverse Effect on the Business or any of the Purchased Assets. There does not exist any default by Seller or, to Seller's knowledge, or by any other Person, or event that, with notice or lapse of time, or both, would constitute a default under any agreement entered into by Seller as part of the operations of the Business which could reasonably be expected to have a Material Adverse Effect on the Business or the Purchased Assets, and no notices of breach thereof have been received by Seller. For purposes of this Agreement,

"Material Adverse Effect" with respect to a Person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations, or prospects of such Person and its Affiliates, taken as a whole. "Person" means an individual, corporation, partnership, association, trust, government or political subdivision or agent or instrumentality thereof, or other entity or organization.

5.11 Full Disclosure. Seller is not aware of any facts pertaining to the Purchased Assets which affect the Business or the Purchased Assets in a materially adverse manner or which will in the future affect the Business or the Purchased Assets in a materially adverse manner. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

5.12 Fair Consideration; No Fraudulent Conveyance. The sale of the Purchased Assets pursuant to this Agreement is made in exchange for fair and equivalent consideration. Seller is not now insolvent and will not be rendered insolvent by the sale, transfer and assignment of the Purchased Assets pursuant to the terms of this Agreement. Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder their respective creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller to any of the Purchased Assets after the Closing.

5.13 "Knowledge." Whenever the term "to Seller's knowledge" or similar expression appears in any representation or warranty in this Agreement, it means to the actual knowledge of Bing Liu, without any inquiry or investigation.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

6.1 Buyer's Representations and Warranties. Buyer makes the following representations and warranties to Seller, each of which is true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date:

(a) Buyer is: a corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

(b) Buyer has full legal power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c) The execution, delivery and performance of this Agreement does not conflict with, violate, or constitute a default under the terms, conditions, or provisions of any agreement or instrument to which Buyer is a party, or any law, judgment, or order of which Buyer is aware, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets.

(d) There is no action, proceeding, or claim pending, or, to Buyer's knowledge, threatened, against Buyer that would affect Buyer's ability to consummate the transactions contemplated by this Agreement.

(e) No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of this Agreement, including without limitation Buyer's performance of the Employment Agreement and the Incentive Stock Option Agreement, or the consummation of the transactions contemplated by the Agreement.

6.2 Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, exhibits, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

ARTICLE 7

SELLER'S PRE-CLOSING OBLIGATIONS

7.1 Maintenance of Property Pending Closing. At all times prior to the Closing Date, Seller shall continue to maintain the Purchased Assets and conduct its operation of the Business in the same manner as they have been maintained and operated by Seller prior to the execution of this Agreement.

7.2 Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Purchased Assets shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

7.3 Access to Information.

(a) Prior and subsequent to the Closing, Seller will permit Buyer to make a full and complete investigation of the Purchased Assets and to receive from Seller all information of Seller relating to the Purchased Assets or reasonably related to Seller's conduct of the Business. Without limiting this right, Seller will give to Buyer and its accountants, legal counsel, and other representatives full access, during normal business hours, at a mutually agreeable location arranged in advance, to all of the books, records, files, documents, properties, and contracts of Seller relating to the Purchased Assets or reasonably related to Seller's conduct of the Business and allow Buyer and any such representatives to make copies thereof, all of which shall be made available in an organized fashion and so as to facilitate an orderly review. This Section 7.3 shall not affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. Seller shall maintain and make available the information and records specified in

this Section 7.3(a) in the ordinary course of Seller's business and document retention policies, as if the transactions contemplated by this Agreement had not occurred.

(b) At all times following the Closing, each party shall provide the other party (at such other party's expense) with such reasonable assistance, including the provision of available relevant records or other information and reasonable access to and cooperation of any employees, as may be reasonably requested by either of them in connection with the preparation of any financial statement or tax return, any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes.

7.4 Third Party Consents. Seller, and Buyer shall use commercially reasonable efforts to obtain, within the applicable time periods required, all Required Consents, waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement so as to preserve all rights of, and benefits to, the Buyer in the Purchased Assets.

7.5 Tax Returns. Seller shall, to the extent that failure to do so could adversely affect the Business or the Purchased Assets following Closing, (a) continue to file in a timely manner all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete in all material respects and shall be subject to the review and consent of Buyer which consent shall not be unreasonably withheld, and (b) be responsible for and pay when due any and all Taxes.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF SELLER CONCERNING THE SECURITIES

8.1 Purchase Entirely For Own Account. This Agreement is made with Seller in reliance upon Seller's representation to Buyer, which by Seller's execution of this Agreement Seller hereby confirms, the Securities to be acquired by Seller will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Seller has not been formed for the specific purpose of acquiring the Securities.

8.2 Disclosure of Information. Seller believes it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Securities. Seller further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the Securities.

8.3 Restricted Securities. Seller understands that the Securities have not been, and will not be as of the Closing Date, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein. Seller understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the Securities unless and until they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Seller acknowledges that Buyer has no obligation to register or qualify the Securities for resale. Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Buyer which are outside of Seller's control, and which Buyer is under no obligation and may not be able to satisfy.

8.4 Legends. Seller understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

8.5 Accredited Investor. Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

8.6 Corporate Securities Law. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA. THE ISSUANCE OF SUCH SECURITIES OR THE RECEIPT OF ANY PART OF THE ASSETS FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

ARTICLE 9

MUTUAL COVENANTS

9.1 Further Assurances Prior to Closing. Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

9.2 Notification of Changed Circumstances. At any time after the Execution Date and prior to the Closing, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

9.3 Waiver of Compliance with Bulk Sales Law. Buyer waives compliance with the provisions of Division 6 of the California Uniform Commercial Code relating to bulk transfers in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify and hold Buyer harmless from any and all costs arising as a result of the waiver, including reasonable attorney fees and expenses that may be incurred by Buyer in any legal proceedings instituted or threatened as a result of the waiver.

9.4 Broker's Fees. Each party represents and warrants that no broker, finder, or any other person or entity has any claim for any brokerage commissions or fees in connection with any of the transactions contemplated by this Agreement. Each party shall indemnify the other against any claim or loss suffered as a result of any claim for brokerage commissions or fees payable, or claimed to be payable, on the basis of any actions in connection with this Agreement.

ARTICLE 10

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

10.1 Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) The representations and warranties of Seller set forth in Article 5 shall be true and correct as of the Closing Date in all material respects.

(b) Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date.

(c) No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Assets or the ability of the parties to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date.

(d) The Assets shall be in substantially the same condition on the Closing Date as on the Execution Date, and there shall be no loss or damage to the property prior to the Closing.

(e) Seller shall have obtained all necessary agreements and consents of any parties required to consummate the transactions contemplated by this Agreement.

10.2 Failure to Satisfy Buyer's Conditions. Any of Buyer's conditions precedent may be waived in whole or in part by Buyer in writing at any time on or before the Closing Date. In the event all Buyer's conditions precedent have not been waived by Buyer or satisfied in full on or before the Closing Date, Buyer may elect to terminate this Agreement as provided in Article 12.

ARTICLE 11

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

11.1 Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Seller shall have received the eight thousand three hundred and thirty three dollars and forty-one cents ($8,333.41) in cash, check or immediately available funds at Closing.

(b) The representations and warranties of Buyer set forth in Article 6 shall be true and correct as of the Closing Date in all material respects.

(c) Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date.

11.2 Failure to Satisfy Seller's Conditions. Any of Seller's conditions precedent may be waived in whole or in part by Seller in writing at any time on or before the Closing Date. In the event all Seller's conditions precedent have not been waived by Seller or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in Article 12.

ARTICLE 12

POST-CLOSING OBLIGATIONS

12.1 Additional Assurances. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive the Closing.

12.2 Post-Closing Access to Information. If, after the Closing Date, in order properly to prepare documents or reports required to be filed with governmental authorities or Buyer's financial statements, it is necessary that Buyer obtain additional information within Seller's possession relating to the Purchased Assets or the Business, Seller will furnish or cause its representatives to furnish such information to Buyer. Such information shall include, without limitation, all agreements between Seller and any Person relating to the Business. Seller shall maintain and make available the information and records specified in this Section 11.2 for a period of three (3) years after the Closing Date.

12.3 Post-Closing Cooperation. Seller agrees that, if reasonably requested by Buyer, it will cooperate with Buyer, at Buyer's expense, in enforcing the terms of any agreements between Seller and any third party involving the Business, including without limitation terms relating to

confidentiality and the protection of intellectual property rights. In the event that Buyer is unable to enforce its intellectual property rights against a third party as a result of a rule or law barring enforcement of such rights by a transferee of such rights, Seller agrees to reasonably cooperate with Buyer by assigning to Buyer such rights as may be required by Buyer to enforce its intellectual property rights in its own name. If such assignment still does not permit Buyer to enforce its intellectual property rights against the third party, Seller agrees to initiate proceedings against such third party in Seller's name, provided that Buyer shall be entitled to participate in such proceedings and provided further that Buyer shall be responsible for the expenses of such proceedings. Seller's cooperation in this regard shall be at Buyer's sole costs and expenses.

12.4 No Post-Closing Retention of Copies. Immediately after the Closing, Seller shall deliver to Buyer or destroy copies of Purchased Assets in Seller's possession that are in addition to copies delivered to Buyer as part of the Closing, whether such copies are in paper form, on computer media or stored in another form; provided, however, that Seller may retain and use copies of financial books and records relating to the Purchased Assets as well as other documents required by law to be kept by Seller for the sole purpose of preparing its financial statements and statutory accounts. Seller shall not be permitted to use the financial books and records of the Business related to the Purchased Assets for any other reason.

12.5 Public Announcements. On and prior to the Closing Date, Buyer and Seller shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the exhibits and schedules hereto) and the transactions contemplated herein. Neither Buyer nor Seller will make any public disclosure prior to the Closing or with respect to the Closing unless both parties agree on the text and timing of such public disclosure; provided, however, that nothing contained herein shall prevent either party at any time from furnishing any information to any Governmental Entity. Immediately after this Agreement is signed, both parties may make public announcements, as may be applicable; the text of such public announcements will be reviewed by the parties prior to release.

12.6 Post-Closing Actions. Subsequent to the Closing Date, Seller shall, from time to time, execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to, and vesting in Buyer, of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Liens, other than Liens imposed or arising under the Assumed Liabilities, in accordance with the terms of this Agreement.

12.7 Non-Competition Agreement.

(a) In consideration of the Buyer entering into this Agreement, Seller undertakes that for one (1) year after the Closing Date, Seller will not:

(i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any business or activity whose principal focus is on the development, marketing and sale or license of software

products for the purpose of anti-spam or anti-spyware as defined below (a "Restricted Business");

(ii) license to any third party which competes with Buyer on a stand-alone basis anti-spam, anti-virus, anti-phishing or anti-spyware software applications;

(b) If any of the separate and independent covenants and restraints referred to in clause (a) of this Section 12.7 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

(c) If any prohibition or restriction contained in clause (a) of this Section 12.7 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

(d) Seller acknowledges that:

(i) the prohibitions and restrictions contained in clause (a) of this Section 12.7 are reasonable and necessary; and

(ii) Seller has received valuable consideration for agreeing to the covenants in clause (a) of this Section 12.7.

(e) Seller and Buyer acknowledge and agree that it will be difficult to compute the amount of damage or loss to Buyer if Seller violated any of their agreements under this Section 12.7, that Buyer will be without an adequate legal remedy if Seller violates the provisions of this Section 12.7, and that any such violation may cause substantial irreparable injury and damage to Buyer not fully compensable by monetary damages. Therefore, Seller and Buyer agree that in the event of any violation by Seller of this Section 12.7, Buyer shall be entitled (i) to recover from Seller monetary damages, (ii) to obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type, and (iii) to seek any other available rights or remedies at law or in equity which may be exercised concurrently with the rights granted hereunder.

12.8 Permits. Seller will assist Buyer in obtaining any licenses, permits or authorizations required for carrying on the Business but which are not transferable.

12.9 Taxes. Buyer shall be responsible for paying, shall promptly discharge when due, and shall reimburse, indemnify and hold harmless Seller from, any sales or use, transfer, real property gains, excise, stamp, or other similar Taxes arising from, imposed on or attributable to the transactions contemplated by this Agreement.

ARTICLE 13

TERMINATION

13.1 Termination. This Agreement may be terminated as follows:

(a) By the mutual consent of Buyer and Seller at any time prior to the Closing.

(b) By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer's obligations set forth in Article 9 has not been satisfied in full or previously waived by Buyer in writing, at or prior to the Closing.

(c) By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller's obligations set forth in Article 10 has not been satisfied in full or previously waived by Buyer in writing, at or prior to the Closing.

13.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 12, this Agreement shall become void and have no effect, without any liability on the part of any of the parties.

13.3 Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

ARTICLE 14

INDEMNIFICATION

14.1 Seller's Indemnification. In addition to any other agreement on the part of Seller to indemnify Buyer set forth in this Agreement, Seller shall indemnify and hold Buyer harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to (a) Seller's ownership or use of the Purchased Assets, or Seller's operation of the Business, prior to the Closing Date, (b) the failure or falsity of any representation or warranty of Seller contained in this Agreement, or (c) the failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement. Seller's liability under this paragraph shall not, however, exceed the aggregate amount of $25,000.00. Notwithstanding any other provision of this Agreement, Seller shall not be liable to Buyer on any warranty, representation, or covenant made by Seller in this Agreement, or under any of their indemnities in this Agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed $500.00, provided, however, that when the aggregate amount of all such single claims, losses, expenses, obligations, and liabilities, each not exceeding $500.00 reaches $5000.00, Seller shall, subject to the above limitation on his maximum aggregate liability, thereafter be liable in full for all his breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities. .

14.2 Buyer's Indemnification. In addition to any other agreement on the part of Buyer to indemnify Seller set forth in this Agreement, Buyer shall indemnify and hold Seller, Seller's members, officers, managers, agents and representatives, harmless from and against any and all loss, cost, damage, claim, liability, or expense, including reasonable attorney fees and costs, in any way arising from or related to Buyer's ownership or use of the Assets from and after the Closing Date.

14.3 Survival of Indemnities. The mutual agreements to indemnify set forth in this Article 13

shall survive the Closing.

ARTICLE 15

GENERAL PROVISIONS

15.1 Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

15.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties.

15.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter of this Agreement.

15.4 Modification and Waiver. This Agreement may not be amended, modified, or supplemented except by written agreement signed by the party against which the enforcement of the amendment, modification, or supplement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

15.5 Attorney Fees. If any legal action or other proceeding is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and other costs incurred in the action or proceeding, in addition to any other relief to which the prevailing party may be entitled.

15.6 Fees and Expenses. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall pay their own fees and expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

15.7 Notices. All notices, requests, demands, and other communications required by this Agreement shall be in writing and shall be (a) delivered in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows, or to such other address as a party may designate to the other in writing:

(i) If to Seller:

UNIONWAY INTERNATIONAL, LLC,
a California limited liability company
Attn: Mr. Bing Liu, Managing Member
P.O.Box 3511
Palos Verdes,
California 90274
(310)3777286

(ii) If to Buyer:

Mr. Gary Guseinov
Network Dynamics, Inc.
12121 Wilshire Blvd, Suite 305,
Los Angeles CA 90025
(310) 826 - 1781

If delivered personally or by courier, the date on which the notice, request, instruction, or document is delivered shall be the date on which the delivery is made, and if delivered by facsimile transmission or mail as aforesaid, the date on which the notice, request, instruction, or document is received shall be the date of delivery.

14.8 Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

14.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

14.10 Time of Essence. Time shall be of the essence with respect to the obligations of the parties to this Agreement.

14.11 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Los Angeles County, California.

14.12 Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

14.13 Severability. In the event any provision of this Agreement is deemed to be invalid, illegal, or unenforceable, all other provisions of the Agreement that are not affected by the invalidity, illegality, or unenforceability shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of this Agreement.

SELLER:
UNIONWAY INTERNATIONAL, LLC,
a California limited liability company

By: ______________________
Mr. Bing Liu, Managing Member

BUYER: NETWORK DYNAMICS, INC

By: ______________________
Mr. Gary Guseinov, CEO

LIST OF SCHEDULES AND EXHIBITS

Schedule 1 - List of Property to be Transferred
Schedule 2 - Seller Disclosure Schedule
Schedule 3 - Deliverables
Schedule 4 - Intellectual Property Applications and Registrations
Exhibit A - Bill of Sale
Exhibit B – Allocation of Sale Price
Exhibit C – Assignment and Assumption Agreement
Exhibit D – Employment Agreement
Exhibit E - Promissory Note
Exhibit F – Seller Disclosure Schedule